UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant ☑                                                                                                                Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use
☐	Definitive Proxy Statement		of the Commission Only
☑	Definitive Additional Materials		(as permitted by Rule
☐	Soliciting Material under Rule 14a-12		14a-6(e)(2))

IRONCLAD PERFORMANCE WEAR CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing party:
(4)	Date filed:

SUPPLEMENT TO THE IRONCLAD PERFORMANCE WEAR CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2012

EXPLANATORY NOTE

On or about April 2, 2012, we furnished to our stockholders of record as of the close of business on March 23, 2012, the proxy statement for our annual meeting of stockholders to be held on May 23, 2012 (the “Annual Meeting”).  This supplement provides disclosure regarding our engagement of Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm.

ENGAGEMENT OF PROXY SOLICITATION FIRM

Effective as of April 19, 2012, we engaged Innisfree to solicit proxies in connection with the Annual Meeting.  Innisfree will commence its services on or about April 30, 2012.  We anticipate that the estimated costs for such services will be between $10,000 and $15,000.  In the event of a proxy contest, we will pay Innisfree an additional fee to be mutually determined.  We have also agreed to reimburse certain fees and expenses incurred by Innisfree and to indemnify Innisfree against claims arising out of Innisfree’s services under the agreement, other than claims arising from Innisfree’s gross negligence or willful misconduct.